                                                     Exhibit (e)(3)

                            DISTRIBUTION AGREEMENT

     THIS AGREEMENT, made this 3rd day of September, 2003, by and between Ivy
Funds (hereinafter the "Company"), a Massachusetts business trust, and Ivy Funds
Distributor, Inc. (hereinafter "IFDI"), a Florida corporation;

     I.   REPRESENTATIONS

          A. The Company represents that

               1)  it is a registered open-end management investment company
(mutual fund), and

               2)  the shares of each of its classes of shares ("Fund") and of each sub-class thereof ("Class"), if any, are, as of the date of the effectiveness of this Agreement as to each such Fund or Class, registered with the Securities and Exchange Commission ("SEC") and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon.
(As to any Fund or Class not registered with the SEC and qualified or otherwise authorized for sale in all states of the United States as may be agreed upon, this Agreement shall become effective as to such Fund or Class upon such registration and qualification or authorization.)

          B. IFDI represents that

               1)  it is a broker-dealer registered with the SEC and is duly qualified to offer shares of the Company in all states in which the shares are currently qualified or otherwise authorized for offer for sale;

               2)  it is a member of the National Association of Securities
Dealers, Inc. ("NASD");

               3)  it does not engage in the retail sale of Company shares, but rather maintains agreements with other registered broker-dealers, authorizing such broker-dealers to offer Company shares to the public;

               4)  it maintains and enforces procedures reasonably designed to achieve compliance with applicable securities laws, rules and regulations including the Rules of the NASD, including those related to the review and approval of advertising and sales literature used in solicitation of orders to buy Company shares, and it files, when applicable, such advertising and sales literature with the NASD.

     II.  APPOINTMENT OF UNDERWRITER and OBLIGATIONS

     The Company hereby, as applicable, appoints IFDI or continues the appointment of IFDI, and IFDI, as applicable, agrees to act or continues to act, as the Company's principal underwriter under the terms and provisions of this
Agreement.

          A.   Company agrees

               1)  to use its best efforts to register from time to time under the Securities Act of 1933 (the "Securities Act") adequate amounts of its shares for sale to the public through broker-dealers with which IFDI contracts and to qualify or to permit IFDI to qualify such shares for offering to the public in such states as may from time to time be agreed upon;

               2)  to immediately advise IFDI (i) when any post-effective amendment to its registration statement or any further amendment or supplement thereto or any further registration statement or amendment or supplement thereto becomes effective, (ii) of any request by the SEC for amendments to the registration statement(s) or any then effective prospectus or for additional information, (iii) of the issuance by the SEC of any stop-order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes untrue any material statement made in the registration statement or any then effective prospectus or which, in the opinion of counsel for the Company, requires the making of a change in the registration statement or any then effective prospectus in order to make the statements therein not misleading; in case of the happening at any time of any event which materially affects the Company or its securities and which should be set forth in a supplement to or an amendment of any then effective prospectus in order to make the statements therein not misleading, to prepare and furnish to IFDI such amendment or amendments to that prospectus as will correct the prospectus so that as corrected it will not contain, or such supplement or supplements to that prospectus which when read in conjunction with that prospectus will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in that prospectus not misleading; if any time the SEC shall issue any stop-order suspending the effectiveness of the registration statement, to make every reasonable effort to obtain the prompt lifting of such order; and, before filing any amendment to the registration statement or to any then effective prospectus, to furnish IFDI with a copy of the proposed amendment;

               3)  to advise IFDI of the net asset value of the shares of each of its Funds and Classes, as applicable, as often as computed and to furnish to
IFDI as soon as practical such information as may be reasonably requested by
IFDI in order that it may know all of the facts necessary to provide for the sale of shares of the Company;

               4)  to pay or cause to be paid all expenses incident to the issuance, transfer, registration and delivery of its shares, all taxes in connection therewith, costs and expenses incident to preparing and filing any registration statements and prospectuses and any amendments or supplements to a registration statement or a prospectus, statutory fees incidental to the registration of additional shares with the SEC, statutory fees and expenses incurred in connection with any Blue Sky law qualifications undertaken by or at the request of IFDI, and the fees and expenses of the Company's counsel, accountants or any other experts used in connection with the foregoing; and

               5)  not without the consent of IFDI to offer any of its shares for sale directly or to any persons or corporations other than through IFDI, except only

                    a)  the reinvestment of dividends and/or distributions or
their declaration in shares of the Company, in optional form or otherwise;

                    b)  the issuance of additional shares to stock splits or
stock dividends;

                    c)  sale of shares to another investment or securities
holding company in the process of purchasing all or a portion of its assets;

                    d)  in connection with an exchange of shares of the Company for shares in another investment or securities holding company;

                    e)  the sale of shares to registered unit investment trusts;
or

                    f)  in connection with the exchange of one Fund's shares for shares of another Fund of the Company.

          B.   IFDI agrees

               1)  to offer Company shares in such states as may be agreed upon through broker-dealers which are members of the NASD on such terms as are not inconsistent with this Agreement;

               2)  in offering shares through other broker-dealers to comply with the provisions of the Articles of Incorporation and Bylaws of the Company
and with the provisions stated in its applicable then current prospectus(es);

               3)  timely to inform the Company of any action or proceeding to terminate, revoke or suspend IFDI's registration as a broker-dealer with the
SEC, membership in the NASD, or authority with any state securities commission to offer Company shares; and

               4)  to pay the cost of all sales literature, advertising and other materials which it may at its discretion use in connection with the sale of Company shares, including the cost of reports to the shareholders of the
Company in excess of the cost of reports to existing shareholders and the cost of printing the prospectus(es) furnished to it by the Company.

     III. TERMS FOR SALE OF SHARES

          A.   It is mutually agreed that

               1)  IFDI shall act as principal in all matters relating to promotion and sale of Company shares, including the preparation and use of all advertising, sales literature and other promotional materials, and shall make and enter into all other arrangements, agreements and contracts as principal on its own account and not as agent for the Company. Title to shares issued and sold by the Company through IFDI shall pass directly from the Company to the broker-dealer or investor; except provided, however, that IFDI may, if so agreed by IFDI and the Company, act as agent of the Company without commission on repurchase of shares of the Company;

               2)  certificates for shares shall not be created or delivered by the Company in any case in which the purchase is pursuant to any provisions of the Company described in its applicable then current prospectus(es) under the terms of which certificates are not to be issued to the shareholder. Shares sold through IFDI shall be registered in such name or names and amounts as the selling broker-dealer or instructor may request from time to time, and all shares when so paid for and issued shall be fully paid and non-assessable; and

               3)  the offering price at which shares of the Company may be sold through IFDI shall include such selling commission as may be applicable to that
Class and as may be fixed from time to time by IFDI but shall not be in excess of 8.5 percent of the offering price. IFDI shall retain any such sales commission and may re-allow all or any part of the sales commission to selected brokers and dealers who sell shares of the Company. IFDI may designate, reduce or eliminate its selling commissions in certain sales or exchanges to the extent described in the applicable then current prospectus(es) of the Company and in accordance with Section 22(d) of the Investment Company Act of 1940 and any
rules, regulations or orders of the SEC thereunder.

     IV.  THE PLAN

          A. It is mutually acknowledged that the Company has adopted a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (a
"Plan"), which Plan is applicable to certain shares and that the Company may in the future adopt Plans applicable to certain Funds and Classes, respectively.

          B. With respect to any Fund or Class as to which the Company has adopted a Plan, pursuant to that Plan, each day the Company shall pay to IFDI a distribution fee and/or a service fee at the maximum rates and under the terms and conditions set forth in the applicable Plan, as amended from time to time, or such lesser amount as the Company and IFDI may agree.

          C. The Company shall, after excluding from the redemption proceeds that portion represented by the reinvestment of dividends and distributions and the appreciation of the value of Fund shares being redeemed, promptly pay IFDI an amount, if any, equal to the percent of the amount invested as determined by
IFDI and as is then stated in the Company's current prospectus applicable to the shares redeemed (the "contingent deferred sales charge"). For purposes of determining the applicable contingent deferred sales charge, if any: the redemptions shall be deemed in order of investment made when more than one investment has been made; and when the shares being redeemed were acquired by exchange of shares of another Fund or Class of the Company, or corresponding class of another registered investment company for which IFDI or its affiliate serves as principal underwriter, the investment shall be deemed as if it had been made when the Company's shares were first purchased, and the applicable contingent deferred sales charges, if any, shall be with respect to the amount originally invested in Company shares; and provided that any contingent deferred sales charge shall be determined in accordance with and in the manner set forth in the applicable then current prospectus and any applicable Order or Rule issued by the SEC.

          D. It is contemplated that IFDI may incur expenses substantially in advance of receiving the distribution fee, if any, that may be applicable to the payment of such commissions and expenses. IFDI recognizes that such payments are at its risk and that this Agreement may be terminated or not continued as hereinafter provided without the payment to it of any further distribution fees or service fees whatsoever and without the payment of any penalty. The contingent deferred sales charges, if any, shall, however, be payable to IFDI with respect to all subject sales made prior to the termination of this
Agreement.

          E. IFDI shall at least quarterly provide to the Company's board of directors a written report with respect to each Fund or Class, as applicable, of the amounts of the distribution and/or service fees expended and the purposes for which these expenditures were made. IFDI shall in addition furnish to the board of directors of the Company such information as may be requested or as may be necessary to an informed determination by the directors of whether or not the directors should continue the Company's Plan(s) and continue this Agreement and to determine whether there is reasonable likelihood that the Plan(s) and this
Agreement will benefit the Company and its shareholders affected by such
Plan(s).

     V.   INDEMNIFICATION

          A. The Company agrees with IFDI for the benefit of IFDI and each person, if any, who controls IFDI within the meaning of Section 15 of the
Securities Act and each and all and any of them, to indemnify and hold harmless
IFDI and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, under any other statute, at common law or otherwise, and to reimburse the underwriter and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any litigation whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus or any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the
Company or to any such losses, claims, damages, liabilities or litigation arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or any amendment thereof or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by IFDI for inclusion in any registration statement or any prospectus or any amendment thereof or supplement thereto. IFDI and each such controlling person shall promptly, after the complaint shall have been served upon IFDI or such controlling person in any litigation against IFDI or such controlling person in respect of which indemnity may be sought from the Company on account of its agreement contained in this paragraph, notify the Company in writing of the commencement thereof. The omission of IFDI or such controlling person so to notify the Company of any such litigation shall relieve the Company from any liability which it may have to IFDI or such controlling person on account of the indemnity agreement contained in this paragraph but shall not relieve the Company from any liability which it may have to IFDI or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against IFDI or any such controlling person and the underwriter or such controlling person shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense but such defense shall be conducted by counsel of good standing and satisfactory to IFDI or such controlling person or persons, defendant or defendants in the litigation. The indemnity agreement of the
Company contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of IFDI or any such controlling person and shall survive any delivery of shares of the Company. The
Company agrees to notify IFDI promptly of the commencement of any litigation or proceeding against it or any of its officers or directors of which it may be advised in connection with the issue and sale of its shares.

          B. Anything herein to the contrary notwithstanding, the agreement in
Section A of this article, insofar as it constitutes a basis for reimbursement by the Company for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding)
arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a director of the Company, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction the question of whether or not such interest is against public policy as expressed in the Securities Act.

          C. IFDI agrees to indemnify and hold harmless the Company and its directors and such officers as shall have signed any registration statement from and against any and all losses, claims, damages or liabilities, joint or several, to which the Company or such directors or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse the Company or such directors or officers for any legal or other expenses (including the cost of any investigation and preparation)
reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Company by IFDI for inclusion in any registration statement or any prospectus, or any amendment thereof or supplement thereto, or which statement was made in, or the alleged omission was from, any advertising or sales literature (including any reports to shareholders used as such) which relate to the Company.

          IFDI shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. The Company and its directors and such officers, defendant or defendants, in any such litigation shall, promptly after the complaint shall have been served upon the Company or any such director or officer in any litigation against the Company or any such director or officer in respect of which indemnity may be sought from IFDI on account of its agreement  contained in this paragraph, notify IFDI in writing of the commencement thereof. The omission of the Company or such director or officer so to notify the underwriter of any such litigation shall relieve IFDI from any liability which it may have to the Company or such director or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve IFDI from any liability which it may have to the Company or such director or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Company or any such officer or director and notice of the commencement thereof shall have been so given to IFDI, IFDI shall be entitled to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Company. The indemnity agreement of IFDI contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company and shall survive any delivery of shares of the Company. IFDI agrees to notify the Company promptly of the commencement of any litigation or proceeding against it or any of its officers or directors or against any such controlling person of which it may be advised, in connection with the issue and sale of the Company's shares.

          D. Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to the Company or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement.

     VI.  OTHER TERMS

          A. This Agreement shall not be deemed to limit IFDI from acting as underwriter, broker and/or dealer for any other mutual fund, from engaging in any other aspects of the securities business, whether or not such may be deemed in competition with the sale of shares of the Company, and to carry on any other lawful business whatsoever.

          B. Except as expressly provided in Article V and hereinabove, the agreements herein set forth have been made and are made solely for the benefit of the Company and IFDI, and the persons expressly provided for in Article V, their respective heirs and successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation other than the
Company, IFDI and the persons expressly provided for in Article V any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the term "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.

          C. This Agreement shall continue in effect, unless terminated as hereinafter provided, for a period of one (1) year and thereafter only if such continuance is specifically approved at least annually by the Board of
Directors, including the vote of a majority of the directors who are not parties to the Agreement or "interested persons" (as defined in the Investment Company
Act of 1940) or any such party and who have no direct or indirect financial interest in the operation of any Plan or any agreement relating to that Plan
(hereafter the "Plan directors"), cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by IFDI at any time without penalty upon giving the Company sixty (60) days' written notice
(which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving IFDI sixty (60) days' written notice
(which notice may be waived by IFDI), provided that such termination by the
Company shall be directed or approved by the vote of a majority of the Plan directors, or by the vote of a majority (as defined in the Investment Company
Act of 1940) of the outstanding voting securities of a Fund with respect to that
Fund. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in
Section 2(a)(4) of the Investment Company Act of 1940 and applicable Rules thereunder.

          D. This Agreement shall be governed and construed in accordance with the laws of Kansas.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers and their corporate seals to be affixed as of the day and year first above written.

                            Ivy Funds

                            By: /s/ Kristen A. Richards
                                -----------------------------------
                                Kristen A. Richards, Vice President
                                and Secretary

ATTEST:

By: /s/ Daniel C. Schulte
    ---------------------
    Daniel C. Schulte
    Assistant Secretary

                            IVY FUNDS DISTRIBUTOR, INC.

                            By: /s/ Thomas W. Butch
                                -----------------------------------
                                Thomas W. Butch, President
ATTEST:

By:
    ---------------------
              , Secretary